                                                                    EXHIBIT 4.9
                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of June 30, 1995, by and among THE HAWK GROUP OF COMPANIES, INC., a Delaware corporation (the"Company"), HAWK CORPORATION, a Delaware corporation ("Hawk"), RONALD E. WEINBERG ("Weinberg"), NORMAN C. HARBERT ("Harbert"), BYRON S. KRANTZ ("Krantz"), CLANCO PARTNERS I AND CLANCO PARTNERS III, both Ohio general partnerships (together, the "Partnerships"), WILLIAM J. O'NEILL, JR. ("O'Neill"), WILLIAM J. O'NEILL, SR. IRREVOCABLE TRUST A (the "Irrevocable Trust"), the DOROTHY K. O'NEILL REVOCABLE TRUST (the "Revocable Trust"), MARTHA
B. HORSBURGH ("Horsburgh") and SHELDON M. SAGER ("Sager"). Hawk, Weinberg, Harbert and Krantz shall herein collectively be referred to as the "Hawk Shareholders." The Partnerships, O'Neill, the Irrevocable Trust, the Revocable Trust, Horsburgh and Sager shall herein collectively be referred to as "Shareholders".

         WHEREAS, certain of the Shareholders were owners of record and beneficially of shares of common and preferred stock of The Hawk Group of Companies, an Ohio corporation and the predecessor to the Company;

         WHEREAS, certain of the Shareholders were owners of record and beneficially of shares of common and preferred stock of Helsel, Inc., which was merged with and into a wholly-owned subsidiary of the Company; and in connection with the merger, the shares of common stock and preferred stock of Helsel, Inc. were cancelled and in exchange therefore, shares of the Company were issued to the Shareholders;

         WHEREAS, each Shareholder is now the legal and beneficial owner of the number of shares of Series A common stock, $0.01 par value ("Common Stock"), Series A Preferred Stock $0.01 par value ("Series A Preferred Stock") and Series B Preferred Stock, $0.01 par value ("Series B Preferred Stock") of the Company (the Common Stock, Series A Preferred Stock and Series B Preferred Stock are referred to herein as the, "Stock") as set forth opposite his or her name on Annex I attached hereto;

         WHEREAS, the Hawk Shareholders are legal and beneficial owners of shares of Stock of the Company;

         WHEREAS, the parties believe that it is in their best interests to make provisions for the future disposition of the Stock held by Shareholders and certain other matters; and

         WHEREAS, the parties desire to set forth their understandings and agreements in writing.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH
PURCHASE OF STOCK. Each Shareholder hereby represents and warrants to the Hawk Shareholders and the Company that:

                  A. It is aware that no market exists for the resale of the Stock, nor is it anticipated that a market will develop, and that it may be required to hold indefinitely its shares of Stock.

                  B. It has acquired its shares of Stock for investment and not for distribution or resale.

                  C. It has reviewed, is aware of, and understands all restrictions imposed upon further distribution or resale of the Stock, including the fact that the certificates representing its shares of Stock will bear several legends restricting transfer or resale, and it has reviewed all restrictions imposed by the Articles of Incorporation and any amendments thereto.

                  D. It is aware of the fact that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor have they made any recommendation or endorsement of the securities of the Company for investment.

         2. SCOPE OF AGREEMENT. This Agreement shall govern all transfers of shares of Stock (now owned or hereafter acquired) by Shareholders, whether voluntary, involuntary, by operation of law, or otherwise and shall supersede in all respects all prior agreements, oral or written, relating to the Stock; provided, however, that this Agreement shall not supersede any agreement executed contemporaneously herewith.

         3.       RIGHT OF FIRST REFUSAL BY THE HAWK SHAREHOLDERS.

                  A. In the event that any Shareholder receives a Bona Fide Offer (as hereinafter defined) to purchase all or a portion of its shares of Stock and it is willing to accept such Bona Fide Offer, such Shareholder ("Selling Shareholder") shall offer to sell such shares of Stock to the Hawk Shareholders at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer by promptly sending Registered Notice (as hereinafter defined) to the Hawk Shareholders. Notwithstanding the provisions of the prior sentence, the Shareholders may transfer their shares of Stock to each other, or to any one of the partners of the Partnerships, and such a transfer shall not invoke the right of first refusal set forth in this Section 3(A).

                  B. Upon receipt of the Registered Notice pursuant to Section 3(A), Hawk shall have the right, at its option, for a period of twenty (20) days after receipt of the Registered Notice (the "First Period"), to purchase all the shares of Stock offered by Selling Shareholder at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer. If Hawk elects not to purchase the shares of Stock so offered, it shall give notice to the other

Hawk Shareholders and to the selling Shareholder offering such shares of Stock for sale. For a period of twenty (20) days after the expiration of the First Period, the Hawk Shareholders (other than Hawk) shall have the option to purchase, on the same terms and conditions as are contained in the Bona Fide Offer, provided, however, that each Hawk Shareholder (other than Hawk) shall purchase such shares in proportion to the number of shares owned by him relative to the shares owned by the other Hawk Shareholders, such proportion being determined immediately prior to the exercise of the purchase option in question. Any Hawk Shareholder who does not desire to purchase all of the shares to which he is entitled pursuant to the provisions contained in this section shall be deemed to have assigned and does hereby assign his or its right to purchase such shares proportionately to the other Hawk Shareholders or in such other proportion as they may mutually agree. (The Hawk Shareholders shall collectively be referred to as "Buyers".)

                  C. The Hawk Shareholders shall, within the time periods set forth in Section 3(B) send to Selling Shareholder either a notice of acceptance ("Acceptance") stating that they have elected to purchase all the shares of Stock offered by Selling Shareholder or a notice of refusal ("Refusal") of their election to purchase no shares of stock offered by Selling Shareholder.

                  D. If Selling Shareholder shall not have received an Acceptance by the end of the option periods set forth in Section 3(B), the Hawk Shareholders shall be deemed to have waived any and all rights with respect to Selling Shareholder's sale of stock as set forth in the Registered Notice.

         4.       BONA FIDE OFFER; REGISTERED NOTICE.

                  A. The term "Bona Fide Offer" shall mean an offer, in writing, signed by an offeror or offerors, who must be a person or entity financially capable of carrying out the terms of such Bona Fide Offer ("Bona Fide Offeror"), in a form legally enforceable against such offeror or offerors. Registered Notice of a Bona Fide Offer shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name(s), address(es), both home and office, and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain substantially all such requisite information shall not meet the requirements of this Section 4.

                  B. Whenever in this Agreement the term "Registered Notice," "Acceptance" or "Refusal" is used, such term shall mean notice sent by registered or certified mail, return receipt requested, and postage prepaid to the appropriate entity(ies) or person(s) listed in Section 15.

         5. RESTRICTION ON SALES TO BONA FIDE OFFEROR. Until the Hawk Shareholders have exercised their rights of first refusal, as herein provided, or until Selling Shareholder has consummated its sale to the Bona Fide Offeror in the event any of the shares of Stock are not purchased by the Buyers pursuant to their rights of first refusal, Buyers and the

Shareholders shall be prohibited from contacting, offering to sell, or selling their shares of Stock to any such Bona Fide Offeror.

         6.       SETTLEMENT AND COMPLIANCE.

                  A. Settlement shall be held on the purchase of shares of Stock within 10 days after the end of the option periods provided for herein or on such other date as the Buyer(s) and Selling Shareholder may agree. At settlement, the party exercising the option to purchase shall deliver cash or certified check or bank check to the party selling the Stock, which party shall in turn deliver to the purchaser the original certificate evidencing seller's ownership of the shares, duly endorsed for transfer, with signature guaranteed and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the seller and of his compliance with this Agreement as may be reasonably required by the purchaser or by counsel for the purchaser.

                  B. Strict compliance shall be required with each and every provision of this Agreement and particularly with the procedures set forth in Articles 3 through 5, it being understood and agreed that Shareholders and the Hawk Shareholders shall not have the right or power to sell or assign any shares of Stock, or any interest therein, except as provided in this Agreement.

         7.       TAG-ALONG RIGHTS.

                  A. In the event the Hawk Shareholders desire to sell, in an arm's-length transaction, all or any portion of the shares of Common Stock which they own of record or beneficially (the "Sale"), they shall give notice (the "Notice") of their intention to do so to the Shareholders. The Notice shall include (a) the number of shares of Common Stock to be sold by the Hawk Shareholders in the Sale, (b) the principal terms of the Sale, including the minimum price at which the shares are intended to be sold, (c) the percentage which such amount of shares to be sold constitutes with respect to the aggregate amount of shares held by all parties hereto, and (d) a demand by the Hawk Shareholders (the "Demand") to cause the number of shares held by the Shareholders to be included with their shares to be sold, on the same terms and conditions as they shall sell their shares, which terms and conditions shall not be materially less favorable to the Shareholders than as set forth in the Notice.

                  In the event the Hawk Shareholders make such a Demand, the Shareholders shall have the right but not the obligation to sell the shares then held by the Shareholder on the same terms and conditions as the Hawk Shareholders shall sell their shares; provided, however, in the event the Hawk Shareholders make a Demand and deliver to the Shareholders a fairness opinion in accordance with this Section 7(A), the Shareholders shall be obligated to accept such Demand, which acceptance shall be irrevocable and shall bind such Shareholder to sell his or its shares simultaneously with the Sale to the purchasers and on the same terms and conditions as the Hawk Shareholders shall sell their shares. Upon acceptance of a Demand, each of the

Shareholders shall be bound and obligated to sell all of his shares, the number of which shall be set forth in his written acceptance of the Hawk Shareholders Demand.

                  A fairness opinion as to the minimum price at which the shares of Common Stock are to be sold shall be from a nationally recognized certified independent accounting firm or investment banking firm mutually acceptable to the Hawk Shareholders and the Shareholders.

                  Each party hereto shall take such actions and execute such documents and instruments as shall be necessary or desirable to consummate the Sale expeditiously.

                  B. Except as provided in Section 7(C) and Section 7(D) hereof, each of the Hawk Shareholders agrees that it or he will not sell any or all of its or his shares of Common Stock without effecting a sale of the Shareholders' shares of Common Stock on the same terms and conditions, pursuant to this
Section 7 hereof. In the event that the Hawk Shareholders sell less than all of its shares of Common Stock, the same proportion of the Shareholders' shares of Common Stock shall also be sold.

                  C. Notwithstanding anything in this Agreement to the contrary, the Hawk Shareholders may sell or otherwise transfer all or any portion of the shares of Common Stock which they own of record or beneficially, to the other Hawk Shareholders or any family member of the Hawk Shareholders or trust for the benefit of the Hawk Shareholders or any family member, without complying with the provisions of this Section 7.

                  D. Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 7 shall apply in the event The Company or the Hawk Shareholders shall cause a sale to be effected pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (or any comparable rule then in effect).

                  E. All costs and expenses incurred by the Hawk Shareholders and the Shareholders in connection with the Sale, including without limitation, all reasonable attorneys' fees, costs and disbursements and any finders' fees or brokerage commissions, together with the reasonable fees and disbursements of one counsel representing the Hawk Shareholders and the Shareholders in connection with the Sale, shall be allocated pro rata among the Hawk Shareholders and the Shareholders with each person paying that portion of costs and expenses which equals the percentage obtained by dividing the amount of gross proceeds received by such person in the Sale by the total amount of gross proceeds received by all persons to the Sale. The portion of all costs and expenses allocable to the Shareholders which the Hawk Shareholders shall have incurred or paid shall promptly be paid the Shareholders to the Hawk Shareholders, all disbursements for such costs and expenses being made at or prior to the closing of the Sale.

         8. BOARD MEMBERSHIP RIGHTS. The Company and the Hawk Shareholders agree that at all times during which the Shareholders shall own any Common Stock, the

Company and the Hawk Shareholders agree (i) to grant to the Shareholders the right, which may be exercised in their sole discretion, to designate one person to serve on the Board of Directors of the Company and its Subsidiaries and (ii) to vote its or his respective shares of Common Stock of the Company in favor of the election of such designee. Each Director so elected, shall hold office until a successor is designated in accordance with this Section 8, or until such person's resignation, death or removal from office, by or as director by the Partnerships.

         9. AGREEMENT BINDING UPON TRANSFEREES. In the event that, at any time or from time to time, any shares of Stock are transferred to any party pursuant to and in accordance with the provisions of this Agreement the transferee shall take such shares of stock pursuant to all provisions, conditions and covenants of this Agreement, and, as a condition precedent to the transfer of such shares of stock, the transferee shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound, as the transferor hereunder is bound, by all provisions of this Agreement as a party hereto.

         10. TRANSFER. Shareholders and the Hawk Shareholders agree that, in the event any of them desires to make a transfer within the provisions hereof, they shall furnish to the other such evidence of its compliance with this Agreement as may be required by the counsel for the Hawk Shareholders.

         11. ENDORSEMENT ON STOCK CERTIFICATES. The Company shall include on each certificate representing Stock a statement in substantially the following form:

                  The encumbering, transfer or other disposition of the shares of stock evidenced by this Certificate is restricted under the terms of that certain Shareholders' Agreement dated as of June 30, 1995, as may be amended from time to time, the provisions of which are herein incorporated by reference. Such Shareholders' Agreement provides, among other things, that this security may not be sold or transferred to any person who has not expressly assumed the obligations of such Agreement and contains, among other provisions, provisions which could limit the transfer of this security. A copy of this Agreement is on file at the principal office of the Company. Upon the written request of the holder hereof, the Company shall furnish a copy of such agreement, without charge.

         12. SPECIFIC PERFORMANCE. The parties hereto agree that the shares of Stock are unique, that failure to perform the obligations provided by this Agreement will result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

         13. PARTIES TO DO ALL ACTS NECESSARY TO TRANSFER PURSUANT TO THE TERMS OF THIS AGREEMENT. The parties agree that in the event any shares of Stock are transferred pursuant to the terms and conditions of this Agreement, each party will execute all documents, deliver all certificates, assignments, releases, consents, instruments and other documents and perform all acts required to effectuate said transaction.

         14. SUBMISSION TO JURISDICTION. The parties agree that failure of any party to observe the obligations provided by this Agreement will result in irreparable damage to the non-defaulting party and that specific performance of these obligations may be sought by the non-defaulting party in any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. For the purpose of any action or proceeding instituted with respect to this Agreement, Shareholders hereby irrevocably submit to the jurisdiction of such courts. Shareholders further irrevocably consent to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Shareholders at the address set forth below or at the address furnished to the other parties hereto in the manner provided in paragraph 15 hereof and Shareholders agree that such service, to the fullest extent permitted by law (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of any party to serve process in any other manner permitted by law or preclude any party from bringing an action or proceeding in respect hereof in any other country, state, county or place having jurisdiction over such action. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which they may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         15. NOTICES. All notices or other forms of communication provided for herein shall be given in writing and sent by registered or certified U.S. mail, return receipt requested, first-class postage prepaid, and to such party at the address set forth below unless notice of a change of address is furnished to all other parties in the manner provided in this paragraph 15.

                  If to The Company:      The Hawk Group of Companies, Inc.
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114
                                          ATTN:  Ronald E. Weinberg

                  If to Hawk:             Hawk Corporation
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114
                                          ATTN:  Ronald E. Weinberg

                  If to Weinberg:               Ronald E. Weinberg
                                                200 Public Square, Suite 29-2500
                                                Cleveland, Ohio  44114
                                                ATTN:  Ronald E. Weinberg

                  If to Harbert:                Norman C. Harbert
                                                Post Office Box 127
                                                Hiram, Ohio  44234

                  If to Krantz:                 Byron S. Krantz
                                                Kohrman Jackson & Krantz
                                                20th Floor, One Cleveland Center
                                                Cleveland, Ohio  44114

                  With a Copy to:               Kohrman Jackson & Krantz
                                                One Cleveland Center
                                                20th Floor
                                                Cleveland, Ohio 44114
                                                ATTN:  Byron S. Krantz

                  If to the Partnerships:       Clanco Partners I and III
                                                Clanco Management Corp.
                                                30195 Chagrin Boulevard
                                                Suite 310
                                                Pepper Pike, Ohio  44124

                  If to O'Neill:                William J. O'Neill, Jr.
                                                Clanco Management Corp.
                                                30195 Chagrin Boulevard
                                                Suite 310
                                                Pepper Pike, Ohio  44124

                  If to the Irrevocable Trust   William J. O'Neill, Jr.
                  and Revocable Trust:          Clanco Management Corp.
                                                30195 Chagrin Boulevard
                                                Suite 310
                                                Pepper Pike, Ohio  44124

                  If to Horsburgh:              Martha B. Horsburgh
                                                1247 Oakridge
                                                Cleveland Heights, Ohio  44121

                  With a Copy to:              Sheldon M. Sager, Esq.
                                               Clanco Management Corp.
                                               30195 Chagrin Boulevard
                                               Suite 310
                                               Pepper Pike, Ohio  44124

                  If to Sager:                 Sheldon M. Sager
                                               3195 Kersdale Road
                                               Pepper Pike, Ohio  44124

         16. INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         17. BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted transferees.

         18. GENDER. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural and vice versa wherever appropriate.

         19. AMENDMENTS. No change in, modification of or amendment to this Agreement shall be valid unless the same is in writing and signed by all parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement and understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future date.

         20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

/s/ Ronald E. Weinberg                       /s/ Norman C. Harbert
---------------------------                  --------------------------
Ronald E. Weinberg                           Norman C. Harbert


/s/ Byron S. Krantz                          /s/ William J. O'Neill, Jr.
---------------------------                  ---------------------------
Byron S. Krantz                              William J. O'Neill, Jr.

/s/ Sheldon M. Sager                        /s/ Sheldon M. Sager
-------------------------------             ------------------------------
Martha B. Horsburgh, by Sheldon M. Sager    Sheldon M. Sager
Attorney-in-Fact


HAWK CORPORATION                            THE HAWK GROUP OF COMPANIES,
                                            INC.

By /s/ Norman C. Harbert                    By /s/ Norman C. Harbert
  ----------------------------                ----------------------------
Its Chairman                                Its Chairman
   ---------------------------                 ---------------------------

CLANCO PARTNERS I                           CLANCO PARTNERS III


By /s/ William J. O'Neill, Jr.              By /s/ William J. O'Neill, Jr.
  ----------------------------                ----------------------------
  William J. O'Neill, Jr.                     William J. O'Neill, Jr.
  Its Managing Partner                        Its Managing Partner


WILLIAM J. O'NEILL, SR.                     DOROTHY K. O'NEILL
IRREVOCABLE TRUST A                         REVOCABLE TRUST


By /s/ William J. O'Neill, Jr.              By /s/ William J. O'Neill, Jr.
  ----------------------------                ----------------------------
  William J. O'Neill, Jr., Trustee            William J. O'Neill, Jr., Trustee

                                     ANNEX I
                                     -------

                                  Common Stock Class A                      Preferred Stock
                                  --------------------                      ---------------
                                    Number of Shares                         Number of Shares
                                      Common Stock                   Series A               Series B
                                      ------------                   --------               --------



Clanco Partners I                      240,000                            985

Clanco Partners III                    218,596

William J. O'Neill, Sr.                                                   290                  315
  Irrevocable Trust A

Dorothy K. O'Neill                                                        100
  Revocable Trust

William J. O'Neill, Jr.                  1,735

Sheldon M. Sager                         5,899                                                   6

Martha B. Horsburgh                      4,858                                                   7


HAWK
[LOGO]

                              INSTRUMENT OF JOINDER

To:      Chairman of the Board
         Hawk Corporation
         200 Public Square, Suite 29-2500
         Cleveland, Ohio 44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Clanco Partners I, Clanco Partners III, William J. O'Neill, Jr., the William J. O'Neill, Sr. Irrevocable Trust A, the Dorothy K. O'Neill Revocable Trust, Martha B. Horsburgh and Sheldon M. Sager


         The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 342,905 shares of Class A Common Stock, par value $0.01 per share, of the Company from Norman C. Harbert to the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 21st day of November, 1996.

                                          HARBERT FAMILY LIMITED PARTNERSHIP


                                          /s/ Norman C. Harbert
                                          ----------------------------------
                                          (Signature)

                                            11292 Garfield Road
                                          ----------------------------------
                                          (Street Address)

                                            Hiram, OH  44234
                                          ----------------------------------
                                          (City, State and Zip Revised Code)

                                            330-369-7272
                                          ----------------------------------
                                          (Area Code and Telephone Number)

                                            Applied for
                                          ----------------------------------
                                          (Social Security or Employer
                                          Identification Number)

HAWK
[LOGO]

                              INSTRUMENT OF JOINDER

To:      Chairman of the Board
         Hawk Corporation
         200 Public Square, Suite 29-2500
         Cleveland, Ohio 44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Clanco Partners I, Clanco Partners III, William J. O'Neill, Jr., the William J. O'Neill, Sr. Irrevocable Trust A, the Dorothy K. O'Neill Revocable Trust, Martha B. Horsburgh and Sheldon M. Sager


        The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 333,800 shares of Class A Common Stock, par value $0.01 per share, of the Company from Ronald E. Weinberg to the undersigned.

        IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 21st day of November, 1996.

                                     WEINBERG FAMILY LIMITED PARTNERSHIP


                                     /s/ Ronald E. Weinberg
                                     ----------------------------------
                                     (Signature)

                                       982 Chestnut Run
                                     ----------------------------------
                                     (Street Address)

                                       Gates Mills, OH  44040
                                     ----------------------------------
                                     (City, State and Zip Revised Code)

                                       216-423-7272
                                     ----------------------------------
                                     (Area Code and Telephone Number)

                                       Applied for
                                     ----------------------------------
                                     (Social Security or Employer
                                     Identification Number)

HAWK
[LOGO]

                              INSTRUMENT OF JOINDER

To:      Chairman of the Board
         Hawk Corporation
         200 Public Square, Suite 29-2500
         Cleveland, Ohio 44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Clanco Partners I, Clanco Partners III, William J. O'Neill, Jr., the William J. O'Neill, Sr. Irrevocable Trust A, the Dorothy K. O'Neill Revocable Trust, Martha B. Horsburgh and Sheldon M. Sager


        The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 75,505 shares of Class A Common Stock, par value $0.01 per share, of the Company from Byron S. Krantz to the undersigned.

        IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 21st day of November, 1996.

                                     KRANTZ FAMILY LIMITED PARTNERSHIP


                                     /s/ Byron S. Krantz
                                     ----------------------------------
                                     (Signature)

                                       825-50 Windward
                                     ----------------------------------
                                     (Street Address)

                                       Aurora, OH  44202
                                     ----------------------------------
                                     (City, State and Zip Revised Code)

                                       216-562-4114
                                     ----------------------------------
                                     (Area Code and Telephone Number)

                                       Applied for
                                     ----------------------------------
                                     (Social Security or Employer
                                     Identification Number)